SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): October 28, 2002
                                                     -----------------


                      BEVsystems International, Inc.
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           (Exact name of registrant as specified in its charter)

           Florida                                  84-1352529
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(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


        501 Brickell Key Drive, Suite 407, Miami, Florida       33151
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             (Address of principal executive offices)         (Zip Code)

                               786.425.2201
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            Registrant's telephone number, including area code:


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       (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.


ITEM 5.  OTHER EVENTS.

         On October 21, 2002, at a special meeting of the Shareholders, the holders of a majority of the shares entitled to vote adopted the Board of Directors' recommendation that the registrant change its domicile from Colorado to Florida. The registrant subsequently filed a Certificate of Domestication with the state of Florida, and a withdrawal of its authority in Colorado, resulting in the registrant becoming a Florida corporation. A copy of the Certificate of Domestication and Florida articles of incorporation are attached as Exhibit 3.1.

	As a result of the shareholder's adoption of the recommendations of the Board of Directors at the October 21, 2002 meeting, the number of authorized common shares were increased from 100,000,000 to 650,000,000, with a par value of .0001 per share.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S OFFICERS AND DIRECTORS.

         Not applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    3.1  Certificate of Domestication (with accompanying Florida
         Articles of Incorporation.)



ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.


ITEM 9.  REGULATION FD DISCLOSURE.

         Not applicable.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                BEVsystems International, Inc.,
                                a Colorado corporation


DATED: October 28, 2002         By: /s/G. Robert Tatum, III
                                   ----------------------------
                                   G. Robert Tatum III
                                   President, Chief Executive
                                   Officer and Director







INDEX TO EXHIBITS


Exhibit No.
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3.1	Certificate of Domestication (with accompanying Florida Articles of Incorporation.)




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